As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCI BUILDING SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	10943 North Sam Houston Parkway West Houston, Texas 77064 (281) 897-7788	76-0127701
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Todd R. Moore

Executive Vice President, General Counsel and Secretary

10943 North Sam Houston Parkway West

Houston, Texas 77064

(281) 897-7788

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kelly B. Rose

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Share/Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Debt Securities.
Common Stock, par value $0.01 per share
Preferred Stock, par value $1.00 per share
Warrants
Total	$200,000,000.00	$7,860.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $200,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $200,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or with other securities registered hereunder.
(2)	There is being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock and warrants as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2008

Prospectus

$200,000,000

NCI BUILDING SYSTEMS, INC.

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

We may issue and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “NCS.”

You should consider carefully the risk factors on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, the prospectus supplement and any pricing supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

OUR COMPANY

NCI Building Systems, Inc. (“NCI”) is a leading North American integrated manufacturer and supplier of metal coil coating services, metal building components and engineered metal buildings systems. Of the $236 billion non-residential construction industry, we primarily serve the low-rise nonresidential construction market (five stories or less) which, according to FW Dodge/McGraw-Hill represents approximately 88% of the total non-residential construction industry. Our broad range of products is used in repair, retrofit and new construction activities, primarily in North America.

We provide metal coil coating services for commercial and construction applications, servicing both internal and external customers. We design, engineer, manufacture and market what we believe is one of the most comprehensive lines of metal components and engineered building systems in the industry with a reputation for high quality and superior engineering and design. We go to market with well-recognized brands, which allow us to compete effectively within a broad range of end-user markets including industrial, commercial, institutional and agricultural. Our service versatility allows us to support the varying needs of our diverse customer base, which includes general contractors and sub-contractors, developers, manufacturers, distributors and a network of over 4,400 authorized builders across North America.

We are comprised of a family of companies operating 39 manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the nation and Canada. Our broad geographic footprint along with our hub and spoke distribution system allows us to efficiently supply a broad range of customers with high quality customer service and reliable deliveries.

The Company was founded in 1984 and reincorporated in Delaware in 1991. In 1998, we acquired Metal Building Components, Inc. (“MBCI”) and doubled our revenue base. With the merger, we became the largest domestic manufacturer of nonresidential metal components. In 2006, we acquired Robertson-Ceco II Corporation (“RCC”) which operates the Ceco Building Systems, Star Building Systems and Robertson Building Systems divisions and is a leader in the metal buildings industry. This transaction has created an organization with greater product and geographic diversification, a stronger customer base and a more extensive distribution network than either company had separately.

In this prospectus, we refer to NCI, its wholly owned and majority owned subsidiaries as “we,” “us” or “our,” unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, and our telephone number at that location is (281) 897-7788.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

FORWARD-LOOKING STATEMENTS

This prospectus and some of the documents we have incorporated herein and therein by reference contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, our forward-looking statements can be identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking information, including any earnings guidance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties, and other factors that could cause the actual results to differ materially from those projected. These risks, uncertainties, and other factors include, but are not limited to:

•	industry cyclicality and seasonality and adverse weather conditions;

•	changes in laws or regulations;

•	fluctuations in customer demand and other patterns;

•	raw material pricing and supply;

•	competitive activity and pricing pressure;

•	the ability to make strategic acquisitions accretive to earnings;

•	general economic conditions affecting the construction industry; and

•	ability to service or refinance our debt.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we have incorporated by reference, including those described under “Risk Factors” in our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We will not update these statements unless the securities laws require us to do so.

USE OF PROCEEDS

We expect to use the net proceeds from any sale of securities described in this prospectus for general corporate purposes, including but not limited to repayment or refinancing of our debt, acquisitions, working capital, capital expenditures, investments in subsidiaries or joint ventures and the repurchase or redemption of securities. The applicable prospectus supplement will describe the actual use of the net proceeds from the sale of securities. The exact amounts to be used and the timing of the application of the net proceeds will depend on a number of factors, including our funding requirements and the availability of alternative funding sources. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges of NCI Building Systems, Inc. for each of the periods indicated is as follows:

Twelve Months Ended
October 30, 2004	October 29, 2005	October 29, 2006	October 28, 2007	November 2, 2008
5.48x	6.93x	5.30x	4.27x	5.83x

For purposes of calculating the ratio of earnings to fixed charges:

•	“earnings” are defined as earnings (loss) from continuing operations before provision for income taxes and fixed charges; and

•	“fixed charges” consist of net interest expense on all indebtedness, deferred financing charges and an estimate of the interest within rental expense.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures are substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the form of the senior indenture and the form of the subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to NCI Building Systems, Inc. only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

We and certain of our subsidiaries are parties to a credit facility, which is secured by liens on, among other things, our accounts receivable, inventory and some fixed assets. The senior debt securities will be effectively subordinated to that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the senior debt securities will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest or premium on any Senior Debt when due; or

•

any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default, and only one such notice may be given in any 365-day period.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets to any entity unless:

(1) either

•	we are the continuing entity; or

•

the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture; and

(2) immediately after giving effect to the transaction, no default or event of default under the applicable indenture has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the applicable indenture and the debt securities issued under that indenture with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on or any additional amounts with respect to any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•

our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee, in exercising the rights and powers vested in it under the applicable indenture, will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of each holder of any affected debt securities, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of any debt security or change its stated maturity;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make payments on any debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

(a) all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

(b) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under a senior indenture or a subordinated indenture in the applicable prospectus supplement.

Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series are authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•

any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of

•	100,000,000 shares of common stock , $.01 par value per share, of which 19,696,706 shares are issued and outstanding as of December 16, 2008; and

•

1,000,000 shares of preferred stock, $1.00 par value per share, all of which may be designated by the Board of Directors with such rights and preferences as they determine and none of which were issued and outstanding as of December 10, 2008.

The following summary of certain provisions of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation and Amended and Restated By-Laws.

Common Stock

Holders of common stock are entitled to one vote per share on any matter submitted to the vote of stockholders. Cumulative voting is prohibited in the election of our directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The common stock is not redeemable, does not have any conversion rights and is not subject to call. If we are liquidated, dissolved or wound up, the holders of common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of our liabilities and of the prior rights of any outstanding shares of our preferred stock. Holders of shares of common stock have no preemptive rights to maintain their respective percentage of ownership in future offerings or sales of stock by us. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Under our Restated Certificate of Incorporation, our Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, redemption rights, liquidation rights, sinking fund provisions, conversion rights and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisition and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our Restated Certificate of Incorporation and Amended and Restated By-Laws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•

prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder,

•

upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares, or

•

on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66  2/3 % of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination, and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Our Certificate of Incorporation and By-Laws

Anti-Takeover Provisions. The provisions of our Restated Certificate of Incorporation and Amended and Restated By-Laws summarized in the succeeding paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in such stockholder’s best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

Our Restated Certificate of Incorporation provides that:

•	the Board of Directors be divided into three classes that are elected for staggered three-year terms;

•	stockholders may only remove a director for cause, and only by the affirmative vote of holders of not less than 80% of our outstanding voting stock;

•	unless otherwise directed by the Board of Directors, only the Board of Directors may fill vacancies or newly created directorships resulting from any increase in the authorized number of directors;

•	stockholders may act only at an annual or special meeting of stockholders and may not act by written consent; and

•	meetings of stockholders can be called only by the Chief Executive Officer or a majority of the entire Board of Directors.

To be amended, these provisions require the affirmative vote of the holders of not less than 80% of our outstanding voting stock.

Under our Restated Certificate of Incorporation, our Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of us.

Our Restated Certificate of Incorporation contains a “fair price” provision that requires the approval of holders of not less than 80% of the outstanding shares of our voting stock as a condition for mergers, consolidations and certain other business combinations, including management buyouts, involving us and any Interested Stockholder or affiliate of an Interested Stockholder. “Interested Stockholders” include holders of 10% or more of our outstanding voting stock. The 80% voting requirement is not applicable to a business combination between us and an Interested Stockholder if the proposed transaction is approved by a majority of directors unaffiliated with the Interested Stockholder or the following conditions are met:

•

the price per share to be paid to holders of any class of stock is at least as high as the higher of the following: (a) the highest price per share paid by the Interested Stockholder for any shares of such class of stock within the two-year period immediately prior to the first public announcement of the terms of a proposed business combination; or (b) the price paid for any share of such class of stock in the transaction in which the Interested Stockholder became an Interested Stockholder; or (c) the higher of the fair market value per share of such class of stock on the date the Interested Stockholder became an Interested Stockholder or the date of the first public announcement of the terms of a proposed business combination;

•

the consideration to be paid in the transaction for each class of stock is cash or the same form of consideration paid by the Interested Stockholder to acquire a majority of its holdings of such class of stock;

•

between the date of the acquisition by such Interested Stockholder and the transaction there has been no failure to declare and pay preferred stock dividends and no reduction in common stock dividends (except as approved by a majority of the unaffiliated directors), no further acquisition of voting stock by such holder and no benefit, direct or indirect, received by such holder through loans or other financial assistance from us or tax credits or other tax advantages provided by us; and

•	a proxy statement will have been mailed to stockholders of record at least 30 days prior to the consummation of the transaction for the purpose of soliciting stockholder approval of such transaction.

To be amended, these provisions require the affirmative vote of the holders of not less than 80% of our outstanding voting stock.

Our Restated Certificate of Incorporation contains a provision that allows the Board of Directors to evaluate factors other than the price offered when considering a proposed acquisition of us. The Restated Certificate of Incorporation permits the Board of Directors to consider the social, legal and economic effects on our employees, suppliers, customers and the communities in which we operate. The Board of Directors can also consider any other factors it deems relevant, including not only the consideration offered in the proposed transaction relative to market price, but also our value in a freely negotiated transaction and in relation to the estimate by the Board of Directors of our future value as an independent entity. To be amended, this provision requires the affirmative vote of the holders of not less than two-thirds of our outstanding voting stock.

Our Amended and Restated By-Laws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of our stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, notice must be received at our principal executive offices not less than 90 or more than 110 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 90 days before the date of the annual meeting, notice by the stockholder must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier.

The procedures also provide that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder’s intention to bring such business before the meeting. For such stockholder’s notice to be timely, notice must also be received not less than 90 or more than 110 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 90 days before the date of the annual meeting, notice by the stockholder must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. Such notice must contain certain information specified in the Amended and Restated By-Laws. Our Amended and Restated By-Laws can be amended by our stockholders only upon the affirmative vote of the holders of not less than two-thirds of our outstanding voting stock.

Liability of Directors; Indemnification. Our Restated Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our Amended and Restated By-Laws provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our Amended and Restated By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, our By-Laws authorize us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

Amendment. Our Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of the certificate of incorporation relating to the prohibition of stockholder action without a meeting; the number, election and term of our directors; and the removal of directors. Our Restated Certificate of Incorporation further provides that our By-Laws may be amended by the Board or by the affirmative vote of the holders of at least two thirds of the outstanding shares of voting stock, voting together as a single class.

Dividend Policy

We do not currently intend to pay dividends on our common stock in the foreseeable future and currently intend to retain any earnings for use in our business. Our board of directors will determine whether we will pay future dividends on our common stock. Any payment of cash dividends in the future will depend upon our financial condition, our capital requirements and earnings, any applicable contractual restrictions on our ability to pay dividends and such other factors our board may deem relevant. Our existing senior credit agreement limits our ability to pay dividends.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is Computershare Investor Services.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “NCS.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock, rights or other securities of NCI or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, through agents or through a combination of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934 (Commission File No. 001-14315). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Materials also may be obtained from the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. Our filings are also available to the public at our website (http://www.ncilp.com). The information on our website and any other website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. You may also request a copy of our filings by contacting our Investor Relations Department at: (281) 897-7788 or by writing to us at 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 001-14315) and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information that is furnished and not deemed filed under the Exchange Act):

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended November 2, 2008; and

•	the description of our common stock contained in our Form 8-A/A, filed on June 25, 1999, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to our Investor Relations Department at (281) 897-7788 or by writing to us at 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Investor Relations.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of NCI Building Systems, Inc. appearing in NCI Building Systems, Inc. Annual Report on Form 10-K for the year ended November 2, 2008 (including the schedule appearing therein), and the effectiveness of NCI Building Systems, Inc.’s internal control over financial reporting as of November 2, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee		$7,860.00
Legal fees and expenses
Accounting fees and expenses
Transfer agent and trustee fees and expenses
Printing and engraving expenses
Listing fees
Miscellaneous
Total	$

ITEM 15.	Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and By-Laws

Our Restated Certificate of Incorporation provides that a director will not be liable to us or our stockholders for acts or omissions as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware statutory or decisional law. Our Amended and Restated By-Laws (the “By-Laws”) provide that each current or former director, officer or employee of ours, or each such person who is or was serving or who had agreed to serve another corporation, trust or other enterprise in any capacity at our request, will be indemnified by us to the full extent permitted by law for liability arising from such service. Our By-Laws require us to advance expenses incurred in defending a civil or criminal action, suit or proceeding, so long as the person undertakes in writing to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. In addition, our By-Laws authorize us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or each such person who was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of his status as such, whether or not we would have the power or the obligation to indemnify him against such liability.

We have entered into written indemnification agreements with our directors and certain of our officers. Under these agreements, if an officer or director makes a claim of indemnification to us, the Company shall indemnify such person to the fullest extent permitted by law as soon as practicable but no later than 30 days after the written demand is presented to the Company. This obligation is subject to the condition that a reviewing party consisting of a member or members of our Board of Directors or independent legal counsel shall not have determined that the officer or director, as the case may be, would not be permitted to be indemnified under applicable law.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

ITEM 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation, as amended through September 30, 1998 (filed as Exhibit 3.1 to NCI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2002 and incorporated by reference herein).

3.2	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 12, 2007 (filed as Exhibit 3.2 to NCI’s Quarter Report on Form 10-Q for the quarter ended April 29, 2007 and incorporated by reference herein).

3.3	Amended and Restated By-Laws, effective as of December 11, 2008 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated December 17, 2008 and incorporated by reference herein).

4.1	Form of certificate representing shares of NCI’s common stock (filed as Exhibit 1 to NCI’s registration statement on Form 8-A filed with the SEC on July 20, 1998 and incorporated by reference herein).

4.2**	Form of Senior Indenture.

4.3**	Form of Subordinated Indenture.

5.1***	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

12.1**	Computation of ratio of earnings to fixed charges for each of the years ended November 2, 2008, October 28, 2007, October 29, 2006 and 2005 and October 30, 2004 for NCI Building Systems, Inc.

23.1**	Consent of Ernst & Young, LLP.

23.2***	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

*	NCI Building Systems, Inc. will file as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.
***	To be filed by amendment.

ITEM 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of NCI Building Systems, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of a trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 23, 2008.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Norman C. Chambers
Norman C. Chambers
Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Chambers, Mark E. Johnson and Todd R. Moore and each of them his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, appropriate or advisable in connection with any or all of the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on December 23, 2008.

Signature	Title

NCI BUILDING SYSTEMS, INC.

/S/ NORMAN C. CHAMBERS	Chairman of the Board, President, Chief Executive Officer and Director
Norman C. Chambers	(Principal Executive Officer)

/S/ MARK E. JOHNSON	Executive Vice President, Chief Financial Officer and Treasurer
Mark E. Johnson	(Principal Financial and Accounting Officer)

/S/ WILLIAM D. BREEDLOVE	Director
William D. Breedlove

/S/ LARRY D. EDWARDS	Director
Larry D. Edwards

/S/ GARY L. FORBES	Director
Gary L. Forbes

/S/ PHILIP J. HAWK	Director
Philip J. Hawk

/S/ MAX L. LUKENS	Director
Max L. Lukens

/S/ GEORGE MARTINEZ	Director
George Martinez

/S/ ED L. PHIPPS	Director
Ed L. Phipps

/S/ JOHN K. STERLING	Director
John K. Sterling

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation, as amended through September 30, 1998 (filed as Exhibit 3.1 to NCI’s Annual Report on Form 10-K for the fiscal year ended November 2, 2002 and incorporated by reference herein).

3.2	Certificate of Amendment to Restated Certificate of Incorporation, effective as of March 12, 2007 (filed as Exhibit 3.2 to NCI’s Quarter Report on Form 10-Q for the quarter ended April 29, 2007 and incorporated by reference herein).

3.3	Amended and Restated By-Laws, effective as of December 11, 2008 (filed as Exhibit 3.1 to NCI’s Current Report on Form 8-K dated December 17, 2008 and incorporated by reference herein).

4.1	Form of certificate representing shares of NCI’s common stock (filed as Exhibit 1 to NCI’s registration statement on Form 8-A filed with the SEC on July 20, 1998 and incorporated by reference herein).

4.2**	Form of Senior Indenture.

4.3**	Form of Subordinated Indenture.

5.1***	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

12.1**	Computation of ratio of earnings to fixed charges for each of the years ended November 2, 2008, October 28, 2007, October 29, 2006 and 2005 and October 30, 2004 for NCI Building Systems, Inc.

23.1**	Consent of Ernst & Young, LLP.

23.2***	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on signature page).

*	NCI Building Systems, Inc. will file as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.
***	To be filed by amendment.